UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 15, 2015

Xactly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37451	11-3744289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, Suite 1700

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 977-3132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Xactly Corporation (the “Company”) approved various compensation arrangements for Christopher W. Cabrera, our founder and chief executive officer, L. Evan Ellis, Jr., our president and chief operating officer, and Joseph C. Consul, our chief financial officer.

The Committee approved new base salary and bonus opportunity targets for fiscal year 2017 for these three executive officers. The table below sets forth the annual base salary and annual target bonus for these executives that will be effective on February 1, 2016 for fiscal year 2017. The bonus amounts will be determined based upon achievement of a mix of Company and individual performance objectives to be determined by the Committee pursuant to the Company’s fiscal year 2017 bonus plan, and the structure and administration of such plan will be similar to the Company’s fiscal year 2016 bonus plan as described in the Company’s prospectus dated June 25, 2015 relating to its initial public offering filed with the Securities and Exchange Commission.

Name	Annual Base Salary for Fiscal Year 2017	Annual Target Bonus for Fiscal Year 2017
Christopher W. Cabrera	$385,000	$269,500
L. Evan Ellis, Jr.	$315,000	$189,000
Joseph C. Consul	$286,000	$143,000

The Committee also approved new stock option, restricted stock unit and performance-based restricted stock unit awards under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) to these executive officers, as set forth below, which were granted on December 15, 2015. The stock options grant the right to purchase shares of common stock at the fair market value on the grant date, which was $8.73 per share. Both the stock option and restricted stock unit awards are subject in each case to the Company’s standard vesting terms. The performance-based restricted stock unit awards are subject to vesting based on performance goals and other vesting criteria, as described in more detail below.

Name	Stock Options	Restricted Stock Units	Performance- Based Restricted Stock Units
Christopher W. Cabrera	206,000	34,000	6,900
L. Evan Ellis, Jr.	100,000	17,000	2,600
Joseph C. Consul	100,000	17,000	2,600

Each of the performance-based restricted stock unit awards provides that, if the Company achieves positive net cash flow provided by operating activities during any fiscal quarter within fiscal year 2017 (the “Performance Condition”), then 50% of the number of performance-based restricted stock units shown above will vest on the first date that the Committee approves such Performance Condition (the “Determination Date”), subject to such executive’s continued service to the Company through such date. The remaining 50% of the performance-based restricted stock units will vest on the date that is twelve months following the Determination Date, subject to such executive’s continued service to the Company through such date. Each of the performance-based restricted stock unit awards is also subject to any applicable vesting acceleration provisions contained in the 2015 Plan and/or any existing employment agreement, offer letter, change of control severance agreement or other agreement between the Company and the executive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XACTLY CORPORATION

By:	/s/ Christopher W. Cabrera
Christopher W. Cabrera Chief Executive Officer and Director

Date: December 17, 2015